EXHIBIT 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31,
2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Millennium Chemicals Inc., which is incorporated by reference in the Millenium Chemicals Inc.'s Annual
Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January
31, 2000 relating to the supplemental financial information of Millennium America Inc. and the financial statement schedule, which appears in such Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
February     , 2001